Exhibit F
                               ---------

      Reference is made to an Amendment to a statement on Schedule 13D being filed on or about the date hereof with respect to the undersigned's ownership of shares of Capital Stock, without par value, stated value $.30 per combined share, of Blue Ridge Real Estate Company and Big Boulder Corporation. The undersigned hereby acknowledge and agree that such Amendment is being filed on behalf of each of the undersigned. This agreement may be executed in one or more counterparts, each of which shall be an agreement but all of which shall constitute one and the same instrument.

Dated:  December 18, 1997


                                      TRUST UNDER PARAGRAPH I, ARTICLE SIXTH
                                      U/L/W/T LEO MODEL

                                      By:  /s/Allen Model
                                          -----------------------------------
                                           Allen Model, Trustee

                                      By:  /s/Peter Model
                                          -----------------------------------
                                           Peter Model, Trustee



                                      LEO MODEL FOUNDATION, INC.

                                      By:  /s/ Allen Model
                                          ------------------------------------
                                           Allen Model, President and Director

                                      By:   /s/Peter Model
                                          ------------------------------------
                                           Peter Model, Vice-President
                                              and Director



                                      /s/ Allen Model
                                     -----------------------------------------
                                      Allen Model


                                      /s/ Peter Model
                                     -----------------------------------------
                                      Peter Model